Exhibit 99.1

Datalink Corporation (ticker: DTLK, exchange: Nasdaq) News Release — July 20, 2009

Datalink Announces CEO Transition;

Technology Veteran Paul Lidsky to Take Over from Charlie Westling as President and CEO

MINNEAPOLIS — July 20, 2009 — Datalink Corporation (Nasdaq: DTLK), a leading independent information storage architect, today announced the resignation of president and CEO Charlie Westling, who plans to pursue other opportunities. The board has appointed current Datalink board member Paul Lidsky, as president and CEO.  This change is effective immediately.  Westling has also resigned from Datalink’s board, while Lidsky will remain on the board.

“On behalf of the board of directors, I want to thank Charlie for his leadership and service over the past seven years and his efforts in helping establish Datalink as a leader in the storage solutions industry,” said Datalink board chairman, Greg Meland. “We are also delighted to appoint Paul Lidsky as the company’s new president and CEO. We are confident that Paul’s leadership expertise and extensive systems integration background will serve Datalink well as the company moves forward.”

Lidsky has been a member of the board of directors since June 1998.  “It’s a benefit to Datalink that Paul knows our company, technology platform and culture,” continued Meland.  Lidsky brings a career’s worth of communications industry experience to Datalink, that began with a 12-year tenure at Norstan, where he most recently served as executive vice president of strategy and business development.  Since then, Lidsky has served in a range of leadership positions, including President and CEO of Calabrio, Inc., as well with as several other technology companies.

According to Lidsky, “This is an exciting time to step into this role for Datalink. Datalink has always been a leader in the storage solutions industry. Furthermore, the growing acceptance and implementation of virtualization technologies is enabling customers to take some important steps in executing the vision of the virtual data center.  The combination of Datalink’s core storage depth and strength with additional capabilities across virtualization and converged networking technologies and solutions will allow us to deliver more value to our customers as they more fully embrace the benefits of virtualized data centers and cloud computing in the future.”

About Datalink

An information storage architect since 1987, Datalink helps organizations store, manage, and protect one of their most critical assets—information. The company’s solutions and services span four practices: backup and recovery; consolidation and virtualization; archive and compliance; and business applications. From analysis and design to implementation, management and support, Datalink is focused on maximizing the business value of IT.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  This press release contains forward-looking statements which reflect our views regarding future events and financial performance.  These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated.  The words “aim, “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which indicate future events and trends identify forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to:  the level of continuing demand for storage, including the effects of current economic and credit conditions; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; risks associated with integrating possible future acquisitions; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Further, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably.

Company contacts:

Investor Relations:		Analyst Contact:
Kim Payne		Greg Barnum
Investor Relations Coordinator		Chief Financial Officer
Phone:	952-279-4794	Phone: 952-279-4816
Fax:	952-944-7869
e-mail: einvestor@datalink.com
web site: www.datalink.com